                                                                 Exhibit 10.6(a)

                                 Schedule 3.5
                                 ------------

Joint Development Agreement dated September 24, 1999 between Plug Power, LLC and Epyx

Joint Development Agreement dated January 12, 2000 between Cellex Power Products, Inc. and Epyx

Purchase Order from Plug Power to Epyx dated November 10, 1999 for 10kW Multi-fuel Processor with Supporting Data and Service

Joint Venture Agreement dated December 18, 1998 between H Power Corp. and Arthur
D. Little, Inc.

DOE Contract No. DE-FC02-99EE50580 dated July 21, 1999 issued to Arthur D. Little, Inc., titled Development of Fuel Processor, Durability Demonstration and 10kW

Subcontract Agreement dated November 21, 1997 between Plug Power, LLC and Arthur
D. Little, inc. under DOE Contract No. DE-FC02-97EE50472

Subcontract Agreement dated January 17, 2000 between Giner, Inc. and Epyx

Purchase Order for Transient Reactor dated February 2000 from Epyx to ZTON-Altamira Corporation

Other Non-Material Open Purchase Orders


Excluded Contracts:

"Design of a 50 kW Stationary PEMFC System"
"Design of next generation of PEMFC stacks with clearly superior hydrogen utilization"

                                 Schedule 3.6
                                 ------------

                                     None

                          Consolidated Balance Sheets
                        June 30, 2000 and March 31, 2000
                                     $000's

                                                                                                  Increase (Decrease)
                                                                                                ----------------------
                                                        June 30, 2000      March 31, 2000        Amount         %
                                                       ---------------    ----------------      --------    ----------
Assets
Current Assets
  Cash                                                    $ 9,109.6           $  106.4         $ 9,003.2      8462%
  Accounts receivable and unbilled services                 2,813.2            1,747.6           1,065.6        61%
  Inventories                                                 908.5              815.5              93.0        11%
  Accounts receivable - related parties                       595.2               37.7             557.5      1479%
  Other current assets                                         22.3              117.2             (94.9)       81%
                                                       ---------------    ----------------     ---------    ----------
     Total current assets                                  13,448.8            2,824.4          10,624.4       376%

  Property and equipment, net                               1,444.9            1,205.9             239.0        20%
  Other Assets                                                 40.7               52.7             (12.0)       23%
                                                       ---------------    ----------------     ---------    ----------
Total Assets                                              $14,934.4           $4,083.0         $10,851.4       266%
                                                       ===============    ================     =========    ==========
Liabilities and Stockholders Equity
Current Liabilities
  Accounts payable - related parties                      $ 1,498.0           $  944.9         $   553.1        59%
  Prepaid Capitalization from ADL                           7,000.0                  -           7,000.0       N/A
  Trade payable and other accrued expenses                    984.1              625.3             358.8        57%
  Bank loans                                                      -              794.8            (794.8)      100%
  Advance payments from clients                             1,069.0              333.6             735.4       220%
  Accrued Compensation                                        233.6              153.0              80.6        53%
                                                       ---------------    ----------------     ---------    ----------
     Total current liabilities                             10,784.7            2,851.6           7,933.1       278%

Other Liabilities                                             235.7              231.4               4.3         2%

Stockholders' Equity:
  Common Stock, par value $0.01, 2,000,000 shares
   authorized, shares issued and outstanding at
   April 4, 2000: 1,000,000                                    10.0               10.0                 -         0%
  Additional Paid in Capital                                6,990.0              990.0           6,000.0       606%
  Translation Adjustments                                     (35.5)                               (35.5)      N/A
  Retained earnings (losses)                               (3,050.5)                 -          (3,050.5)      N/A
                                                       ---------------    ----------------     ---------   ----------
     Total Stockholders' equity                             3,914.0            1,000.0           2,914.0       291%
                                                      ---------------    ----------------      ---------   ----------
Total liabilities and stockholders' equity                $14,934.4           $4,083.0         $10,851.4       266%
                                                      ===============    ================      =========   ==========

                     Consolidated Statement of Operations
                       June, 2000 and YTD June 30, 2000
                                    $000's

                                                  June, 2000                          YTD June, 2000
                                    -------------------------------------    ----------------------------------
                                       Actual       Budget     Fav(Unfav)    Actual       Budget     Fav(Unfav)
                                    ----------      ------     ----------    ------       ------     ----------
REVENUE
  Sales/Leases                      $   256.8    $   581.6     $(324.8)   $   664.2    $ 1,744.7   $(1,080.4)
  Reimbursable client income            341.2        288.2        53.0        907.7        864.5        43.2
                                    ---------    ---------     -------    ---------    ---------   ---------
Total Revenue                           598.0        869.7      (271.7)     1,571.9      2,609.2    (1,037.2)

COSTS AND EXPENSES:
  Compensation and other
   employment costs                     736.2      1,007.7       271.5      1,626.3      3,023.2     1,396.9
  Other operating expenses              468.8        270.4      (198.4)     1,137.8        811.3      (326.4)
  Facilities and admin service
   fees                                 390.8        326.9       (63.9)       847.0        980.7       133.7
  Reimbursable client costs             341.2      1,145.8       804.6        907.7      3,437.4     2,529.7
                                    ---------    ---------     -------    ---------    ---------   ---------
Total Costs and Expenses              1,937.0      2,750.9       813.9      4,518.8      8,252.7     3,733.9
(excl depr)
                                    ---------    ---------     -------    ---------    ---------   ---------
EBITDA                               (1,339.0)    (1,881.2)      542.2     (2,946.9)    (5,643.5)    2,696.6

DEPRECIATION                             42.8         71.1        28.3         63.7        213.2       149.5
                                    ---------    ---------     -------    ---------    ---------   ---------
INCOME (LOSS) FROM OPERATIONS        (1,381.8)    (1,952.2)      570.4     (3,010.6)    (5,856.6)    2,846.1
 (EBIT)

OTHER INCOME (CHARGES)                      -            -           -        (39.8)           -       (39.8)

INCOME BEFORE TAX                    (1,381.8)    (1,952.2)      570.4     (3,050.4)    (5,856.6)    2,806.3

TAX PROVISION                               -            -           -            -            -           -
                                    ---------    ---------     -------    ---------    ---------   ---------
NET LOSS                            $(1,381.8)   $(1,952.2)    $ 570.4    $(3,050.4)   $(5,856.6)  $ 2,806.3
                                    =========    =========     =======    =========    =========   =========

De Nora New Energy Investments B.V.

Balance sheet as at August 2, 2000

Amounts in Euro
-------------------------------------------------------------------------------------------------
Investments                               Shareholders Equity
Nuvera Fuel Cells Inc.         4.124.923  Authorized Capital                               100.000
                                          Shares in Portfolio                              (50.800)
                                          --------------------------------------------------------
                                          Share capital                                     49.200

                                          Result March 14, August 2                        (86.059)
                                                                                         ---------
                                                                                            36.859

Current Assets                            Liabilities
Bank                              27.610  Loans from Norfin International S.A.           4.102.324
                                          Interests on loans                                81.059
                                          Accrued expenses                                   6.009
                               ---------                                                 ---------
TOTAL ASSETS                   4.152.533  TOTAL LIABILITIES AND SHARESHOLDERS EQUITY     4.152.533
                               =========                                                 =========

De Nora New Energy Investments B.V.

Profit and loss accounts as at August 2, 2000

Amounts in Euro

Financial income and expenses

Interest income                                67
Interest expenses                          81.059
                                          -------
                                           80.992

Other income and expenses

General & administrative expenses          (6.327)
Exchange result                             1.439
                                          -------
                                           (4.888)
                                          -------

Profit before taxation                    (85.879)

Tax on capital                               (180)
-------------------------------------------------
Result for the period                     (86.059)
=================================================

                      DE NORA NEW ENERGY INVESTMENTS B.V.

ORONZIO DE NORA GROUP


                                                                 Herengracht 548
                                                               1017 CG Amsterdam
                                                                 the Netherlands



August 2/nd/, 2000


FINEUROP INTERNATIONAL Ltd.
18-12 Dumaresq Street
St. Helier
Jersey - JE 2 3RL

Dear Sirs:

     In connection with your consideration of a possible acquisition of shares Nuvera Fuel Cells, Inc. (the "Company"), it is expected that we will furnish you with certain nonpublic information about the business and operations of the Company. Such information, written or oral, together with analyses, compilations, studies or other documents prepared by you or your affiliates, officers, directors, employees, agents or representatives (collectively, "Representatives") which contain or otherwise reflect such information, is hereinafter referred to as "Confidential Information".

     In consideration of your being provided with the Confidential Information and being offered the opportunity to evaluate the business of the Company, you agree as follows.

     The Confidential Information will be kept confidential and shall not be disclosed, in whole or in part, to any person other than your Representatives who need to know such Confidential Information for the purpose of evaluating the proposed acquisition. You agree to inform each of your Representatives of the nonpublic nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this agreement.

     You will not use or allow the use of the Confidential Information for any purpose except to evaluate the proposed investment.

Fineurop International, Ltd.                               August 2/nd/, 2000

     You hereby acknowledge that, in your examination of the Confidential Information, you will receive material nonpublic information concerning the Company, and that you are aware (and that your Representatives who are apprised of this matter have been or will be advised by you) that the United States securities laws restrict the purchase and sale of securities by persons who possess certain nonpublic information relating to the issuer of such securities.

     The Confidential Information, except for that portion which consists of analyses, compilations, studies or other documents prepared by you or your Representatives, will be returned to us immediately upon your request. That portion of the Confidential Information which consists of analyses, compilations, studies or other documents prepared by you or your Representatives will be destroyed immediately upon our request.

     In the event you or anyone to whom you transmit the Confidential Information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any of the Confidential Information, you will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive your compliance with the provisions of this agreement. In the event that such protective order or other remedy is not obtained, or the Company waives your compliance with the provisions of this agreement, you will furnish only that portion of the Confidential Information which is legally required, in the opinion of your counsel, and will exercise your best efforts to obtain a protective order or other reliable assurance the confidential treatment will be accorded the Confidential Information.

     The term "Confidential Information" does not include any information (i) that was publicly available prior to the date of this agreement or thereafter becomes publicly available without any violation of this agreement on the part of you or any of your Representatives or (ii) that was available to you on a non-confidential basis prior to its disclosure to you by us or our Representatives or becomes available to you from a person other than us and our Representatives who is not, to the best of your knowledge, subject to any legally binding obligation to keep such information confidential.

     Neither we, nor the Company nor any of our or its Representatives make any representations or warranties, express or implied, with respect to the Confidential Information, except for any particular representations and warranties which may be made to a purchaser in a definitive purchase agreement when, as, and if finally executed, and subject to such limitations and restrictions as may be specified in such agreement. You agree that neither we, nor the Company nor any of our or its Representatives shall have any liability to you or your Representatives resulting from the selection or use of the Confidential Information by you or your Representatives.

Fineurop International, Ltd.                               August 2/nd/, 2000

     This agreement will be binding upon you and your Representatives for a period of three years from the date hereof. This agreement shall be governed by, and construed in accordance with, the federal laws of the United States of America.

                                             Very truly yours,

                                             DE NORA NEW ENERGY INVESTMENTS B.V.

                                             By:    /s/ Francesco Mazzucchi
                                                    -----------------------
                                                    Name:  Francesco Mazzucchi
                                                    Title: Managing Director


Accepted and agreed:


FINEUROP INTERNATIONAL Ltd.

By:  /s/ Ronald Adir
     --------------------
     Name:   Ronald Adir
     Title:  Director

                                       25